Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION
                    906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the annual report of General Bearing Corporation and Subsidiaries (the "Company") on Form 10-K for the period ending December 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer and Controller of the Company hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to
Section 906 of the Sarbanes - Oxley Act of 2002 that based on their knowledge and belief 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Note: A signed original of this written statement required by section 906 has been provided to General Bearing Corporation and will be retained by General Bearing Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 14, 2003.


/s/ David L. Gussack
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David L. Gussack
President


/s/ Rocky Cambrea
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Rocky Cambrea
Controller